Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Personalis, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common stock, par value $0.0001 per share		(1)	(2)	(2)	—	—

	Equity	Preferred stock, par value $0.0001 per share		(1)	(2)	(2)	—	—

	Debt	Debt Securities		(1)	(2)	(2)	—	—

	Other	Warrants		(1)	(2)	(2)	—	—

	Unallocated (universal) shelf	—	Rule 457(o)	(1)	(2)	$76,121,936	0.00014760	$11,235.60(2)

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry forward Securities

Carry Forward Securities	Equity	Common stock, par value $0.0001 per share

	Equity	Preferred stock, par value $0.0001 per share

	Debt	Debt Securities

	Other	Warrants

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 415(a)(6)	(3)		$123,878,064(3)			S-3	333-251824	January 8, 2021	$13,515.10(3)

	Total Offering Amounts					$200,000,000(1)(3)		$11,235.60

	Total Fees Previously Paid							—

	Total Fee Offsets							$7,427.26(4)

	Net Fee Due							$3,808.34

(1)

There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as shall have an aggregate initial offering price not to exceed $200,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $200,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock, and debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $123,878,064 of unsold securities (the “Unsold Securities”) previously registered and offered by the registrant pursuant to the Registration Statement on Form S-3 (File No. 333-251824), which was declared effective on January 8, 2021 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $32,730 associated with the primary offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Of this amount, $13,515.10 is associated with the Unsold Securities. The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement.

To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated dollar amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and/or Rule 457(p) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) and Rule 457(p), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims	Personalis, Inc.	S-3	333-251824	December 30, 2020	—	$7,427.26(4)	Equity	Common stock, par value $0.0001 per share	1,774,240	$68,077,588.80	—

Fee Offset Sources	Personalis, Inc.	S-3	333-251824	—	December 30, 2020	—	—	—	—	—	$7,427.26(4)

(4)

Pursuant to the Prior Registration Statement, the registrant registered for resale in a secondary offering 1,774,240 shares of Common Stock (the “Secondary Shares”), and paid a registration fee in connection therewith of $7,427.27. None of the Secondary Shares have been sold under the Prior Registration Statement. Pursuant to Rule 457(p), the registrant hereby offsets the registration fee due in connection with the filing of this registration statement by the $7,427.27 in registration fees paid in connection with the Secondary Shares registered under the Prior Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, any of the Secondary Shares are sold pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated dollar amount of unsold Secondary Shares and related fee offset from the Prior Registration Statement. Pursuant to Rule 457(p), the offering of the Secondary Shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.